UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.)
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Hines Global REIT, Inc.
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Hines Global REIT, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 24, 2011

To the shareholders of Hines Global REIT, Inc.:

I am pleased to invite our shareholders to the annual meeting of shareholders of Hines Global REIT, Inc. The annual meeting will be held at the Westin Oaks Hotel, 5011 Westheimer, Houston, Texas 77056 at 9:00 a.m., local time, on August 24, 2011. At the meeting, you will be asked to:

•	elect seven directors for one-year terms expiring in 2012;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on May 26, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Global REIT, Inc., Attention: Frank Apollo, Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you do not attend the meeting and vote in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations.

You are cordially invited to attend the annual meeting. Your vote is important.

By Order of the Board of Directors

Jeffrey C. Hines
Chairman

Houston, Texas
May 2, 2011

Proxy Statement

Hines Global REIT, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Global REIT, Inc. (which we refer to in this proxy statement as “Hines Global” or the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. We expect to mail this proxy statement and the accompanying proxy to our shareholders on or about May 26, 2011. Our 2010 Annual Report to Shareholders was mailed on or about May 2, 2011.

Important Notice Regarding Availability of Proxy Materials

This proxy statement, the form of proxy card, our 2010 Annual Report to Shareholders and our annual report on Form 10-K for the year ended December 31, 2010, as amended, are available in the SEC Filings section of our website at www.hinesrei.com/hinesglobalreit/hgr_secfilings.html. Shareholders may also obtain a copy of these materials by writing to Hines Global, Attention: Frank Apollo, Secretary. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2010.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2011 annual meeting of shareholders will be held on August 24, 2011, at 9:00 a.m., local time. The meeting will be held at the Westin Oaks Hotel, 5011 Westheimer, Houston, Texas 77056.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect seven directors for one-year terms expiring in 2012;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on May 26, 2011. Each holder of our common shares issued and outstanding as of the record date is entitled to vote at the meeting.

How many votes do I have?

Each share has one vote on each matter considered at the meeting or any adjournment thereof. The enclosed proxy card shows the number of common shares you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Shareholders have the following three options for submitting their votes by proxy:

•	via the Internet at http://www.rtcoproxy.com/hines;

•	by telephone, by calling toll free 1-866-804-3323; or

•	by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those shareholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your vote via the Internet or by phone, see your proxy card enclosed with this proxy statement.

You may also vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. To obtain directions to be able to attend the meeting and vote in person, contact Hines Global Investor Relations at (888) 220-6121.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” election of the nominees for director named in the proxy and “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Shareholders. However, if other matters requiring the vote of our shareholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person or by written notice to us addressed to: Hines Global, Attention: Frank Apollo, Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the board of directors.

What are the board’s recommendations?

The board of directors recommends that you vote “for” Proposals 1 and 2.

What vote is required to approve each proposal?

Election of Directors.  There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Auditors.  This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders of a majority (greater than 50 percent) of the shares of our common stock entitled to vote at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Global REIT Advisors LP (the “Advisor”), who will receive no additional compensation. We have retained Eagle Rock Proxy Advisors to aid in the solicitation of proxies. We will pay Eagle Rock Proxy Advisors a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should vote each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact Hines Global REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a shareholder.

What if I receive only one set of proxy materials although there are multiple shareholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to shareholders. The rule allows us to, with the consent of affected shareholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines Global REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines Global Investor Relations.

How do I submit a shareholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

Pursuant to our bylaws, in order for a shareholder proposal to be properly submitted for presentation at our 2012 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on January 27, 2012 and ending on February 26, 2012. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than January 27, 2012. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo, Secretary. For additional information, see the section in this proxy statement captioned “Shareholder Proposals for the 2012 Annual Meeting.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our articles of incorporation (the “Charter”) and bylaws provide for a board of directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines, the Advisor or their affiliates, other than the Company or any affiliate with securities registered under the Exchange Act;

•	employment by (or service as an officer, trust manager or director of) Hines, the Advisor or their affiliates, other than service as a director for us or any affiliate with securities registered under the Exchange Act;

•	performance of services, other than as a director, for us or any affiliate with securities registered under the Exchange Act;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or Hines; or

•	maintenance of a material business or professional relationship with Hines, the Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or the Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, the Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

We currently have seven directors, four of whom are independent. Generally, directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualifies.

During 2010, our board of directors held 15 meetings. No director attended fewer than 75 percent of the aggregate of all meetings held during 2010 by our board and by board committees on which he served. Our board of directors has adopted a policy that each director is expected to attend annual meetings of shareholders when possible. We anticipate that all of our directors, all of whom have been nominated for re-election, will attend our 2011 annual meeting of shareholders.

Nominees for the Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the seven nominees listed below. The board of directors has selected these nominees on the recommendation of the board’s Nominating and Corporate Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a majority of votes cast at the meeting. Any shares not voted by abstention, withholding authority, broker non-vote, or by not submitting a proxy have no impact on the vote.

If, by the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following individuals are the seven nominees for our board of directors:

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Jeffrey C. Hines	55	2008	Mr. Hines joined Hines in 1982. Mr. Hines serves as our Chairman of the Board of Directors and Chairman of the managers of the general partner of our Advisor. Mr. Hines has also been the Chairman of the board of directors of the Hines Real Estate Investment Trust, Inc., which we refer to as Hines REIT, Chairman of the managers of the general partner of the Advisor of Hines REIT and a member of the management board of the Hines US Core Office Fund LP, which we refer to as the Core Fund, since August 2003. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He directed development of the firm’s first $846 million Emerging Markets Fund that provided start-up capital for projects in emerging international markets. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of over 200 projects valued at approximately $23.7 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $18.5 billion in real estate, $6.1 billion of which related to properties outside of the United States. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Business School. Mr. Hines is the son of Gerald D. Hines.

			We believe that Mr. Hines’ career, spanning more than 29 years in the commercial real estate industry, including his service as Chairman of the board of directors of Hines REIT, his leadership of Hines, his participation in Hines’ international acquisition program and the depth of his knowledge of Hines and its affiliates, provide him with the business expertise and leadership experience necessary to serve as Chairman of our board of directors.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

C. Hastings Johnson	62	2008	Mr. Johnson joined Hines in 1978. Mr. Johnson serves as a member of our board of directors and a member of the managers of the general partner of our Advisor. Mr. Johnson has also been a member of the board of directors of Hines REIT, a manager of the general partner of the Advisor of Hines REIT, and a member of the management board of the Core Fund since August 2003. In addition, he has served as Vice Chairman of the general partner of Hines since January 2008 and Chief Financial Officer of the general partner of Hines since 1992. In these roles, he is responsible for the financial policies, equity financing and the joint venture relationships of Hines in the U.S. and internationally. He is also a member of Hines’ Executive Committee. Prior to becoming Chief Financial Officer of the general partner of Hines, he led the development or redevelopment of numerous projects and initiated the Hines’ domestic and international acquisition program and currently oversees a portfolio of over 200 projects valued at approximately $23.7 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $18.5 billion in real estate, $6.1 billion of which related to properties outside of the United States. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $46 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Business School.

			We believe that Mr. Johnson’s significant experience in the commercial real estate industry, including his 33 year tenure at Hines, his vast knowledge of Hines’ financial and investment policies and his participation in Hines’ international acquisition program, well qualifies him to serve on our board of directors.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Charles M. Baughn	56	2008	Mr. Baughn joined Hines in 1984. Mr. Baughn serves as a member of our board of directors and as a manager of the general partner of our Advisor. Mr. Baughn has also been a member of the board of directors of Hines REIT since April 2008 and a manager of the general partner of the Advisor of Hines REIT since August 2003. Mr. Baughn also served as Chief Executive Officer of Hines REIT from August 2003 through April 1, 2008. He has also served as an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines since April 2001 and, as such, is responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects in the U.S. and internationally, Mr. Baughn is also a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn has also been a member of the management board of the Core Fund since 2003. During his tenure at Hines, he also has contributed to the development or redevelopment of over 9 million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

			We believe that the depth and breadth of Mr. Baughn’s experience in the commercial real estate industry acquired during his 26 year career with Hines, including his familiarity with Hines’ financial and investment policies and his experience overseeing the raising, placement and management of equity and debt for Hines’ domestic and international projects, well qualifies him to serve on our board of directors.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Jack L. Farley	46	2009	Mr. Farley, an independent director since June 2009, is the President of Apex Compressed Air Energy Storage LLC — a company launched in early 2011 to develop, build, operate, and commercialize utility-scale compressed air energy storage assets. Prior to that he co-founded Liberty Green Renewables, LLC in July 2008 to pursue development, construction and operation of biomass-to-electricity generation projects in the Midwest and Southeast US. From 2003 to February 2008, Mr. Farley was Senior Vice President of Cinergy Corp., where he was responsible for the Power Trading and Marketing group. During his tenure, the group had approximately $30 billion of annual physical power sales and ranked in the top 15 in the US. Cinergy Corp. merged with Duke Energy (NYSE: DUK) in 2006. In October 2007, Fortis NV acquired Duke’s trading operations as a strategic enhancement to its nascent US banking activities. Prior to joining Cinergy/Duke, Mr. Farley was President of the West Region at Reliant Resources, Inc., where he managed a $1.1 billion portfolio of power generation assets, and was responsible for the development and construction of two combined-cycle gas turbine projects with a total investment of approximately $750 million.

			We believe Mr. Farley is well qualified to serve on our board of directors as a result of his extensive leadership experience and his understanding of the requirements of managing a public company, which he acquired during his tenure at Cinergy Corp. and Duke Energy. This experience along with Mr. Farley’s Masters in Business Administration from The Wharton School and his involvement in the preparation of earnings statements and the compliance process for Sarbanes-Oxley requirements of public companies enable him to provide valuable insight to our board of directors and our Audit Committee, for which he serves as chairman.

Thomas L. Mitchell	50	2009	Mr. Mitchell, an independent director since June 2009, has been the Senior Vice President, Chief Financial Officer, Treasurer and Controller of Noble Corporation (NYSE: NE), a publicly-held offshore drilling contractor for the oil and gas industry, since November 2006. From 1997 to November 2006, Mr. Mitchell served as Vice President and Controller of Apache Corporation (NYSE, NASDAQ: APA), a publicly-held oil and gas exploration, development and production company. From 1996 to 1997, he served as Chief Accounting Officer and Controller of Apache, and from 1989 to 1996 he served Apache in various positions including Assistant to the Vice President — Production and Director of Natural Gas Marketing. Prior to joining Apache, Mr. Mitchell spent seven years at Arthur Andersen & Co., an independent public accounting firm, where he practiced as a Certified Public Accountant, managing clients in the oil and gas, banking, manufacturing and government contracting industries. Mr. Mitchell graduated from Bob Jones University with a B.S. in Accounting.

			We believe Mr. Mitchell’s significant leadership experience at two public companies makes him well qualified to serve as one of our directors. In addition, through his previous experience in public accounting, Mr. Mitchell is able to provide valuable insight with respect to financial reporting processes and our system of internal controls.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

John S. Moody	62	2009	Mr. Moody, an independent director since June 2009, has been President of Parkside Capital, LLC in Houston since January 2006. Parkside Capital, LLC is the general partner and manager of Parkside Capital Land Fund, LTD., a Texas real estate private equity firm which invests in raw land in high growth markets in Texas. From January 2004 to December 2005, Mr. Moody was the President and Chief Executive Officer of HRO Asset Management, LLC, a real estate advisory business headquartered in New York City, where he oversaw the acquisition of $850 million of real estate assets. From September 2001 to December 2003, he was the President of Marsh & McLennan Real Estate Advisors, Inc., where he developed the real estate strategy for the Marsh & McLennan Companies, including directing the execution of all real estate leases, projects and transactions. Mr. Moody was also the President and Chief Executive Officer of Cornerstone Properties, Inc., a publicly-held equity REIT which acquired, developed and operated large scale Class A office buildings in major metropolitan markets throughout the US. During his tenure at Cornerstone, assets grew from $500 million to $4.8 billion. From 1991 to 1995, Mr. Moody was the President and Chief Executive Officer of Deutsche Bank Realty Advisors, Inc., where he oversaw a $2 billion equity and debt portfolio. Mr. Moody has been a member of the Board of Directors of Huron Consulting Group (NASDAQ: HURN), a publicly-held integrated strategic services provider since October 2005. Since September 2006, he has been a member of the Board of Directors of Potlatch Corporation (NYSE: PCH), a publicly-held REIT with approximately 1.6 million acres of forestland. He became the Vice Chairman of the Board of Directors of Potlatch in January 2009. Mr. Moody was a member of the Board of Directors and Chairman of the Compensation Committee of CRIIMI MAE, Inc., a publicly-held REIT, from January 2004 to January 2006. He was also a member of the Board of Directors and Chairman of the Compensation Committee of Keystone Property Trust, a publicly-held REIT, from 2001 to 2004. Mr. Moody was a member of the Board of Directors of Equity Office Properties, a publicly-held REIT, from 2001 to 2004. Mr. Moody graduated from Stanford University with a B.S. and received his J.D. with honors from the University of Texas.

			We believe that Mr. Moody’s significant experience in the commercial real estate industry makes him well qualified to serve as one of our directors. Drawing on this experience, Mr. Moody is able to provide valuable insight regarding our investment strategies, internal controls and financial risk exposures. In addition, through his experience serving on the boards of several public companies, Mr. Moody is well-versed in the requirements of serving on a public company board.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Peter Shaper	45	2009	Mr. Shaper, an independent director since June 2009, has been the Chief Executive Officer of CapRock Communications, Inc., a global provider of broadband communications to remote locations via satellite with revenues of over $300 million since 2002. Mr. Shaper also is a founding partner of Genesis Park LP, a Houston-based private equity firm which was founded in 2000 and primarily focuses its investment strategy on the software, telecommunications, media, finance and niche energy business sectors. From 1998 to 2000, Mr. Shaper was the president of Donnelley Marketing, a Division of First Data Corporation, where he was directly responsible for the turnaround and eventual sale of the $100 million revenue database marketing company to a strategic buyer. In 1996, Mr. Shaper helped found the Information Management Group, or IMG, as its Executive Vice President of Operations and Chief Financial Officer. IMG grew to over $600 million in revenue during Mr. Shaper’s tenure. Prior to joining IMG, Mr. Shaper was with a Dallas-based private equity firm where he was responsible for investments in numerous technology-oriented companies, as well as assisting those companies with developing long-term strategies and financial structures. Mr. Shaper also has several years experience with the international consulting firm McKinsey & Company. Mr. Shaper graduated from Stanford University with a B.S. in industrial engineering and received his M.B.A. from Harvard Business School.

			We believe Mr. Shaper’s significant experience as a senior executive officer of sophisticated companies such as CapRock Communications, Genesis Park and Donnelley Marketing/First Data, as well as his experience founding and leading IMG, make him well qualified to serve on our board of directors.

Our board of directors unanimously recommends a vote “for” each of the nominees.

CORPORATE GOVERNANCE

The four standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. You may obtain copies of the charters for our board committees from our website at www.hinesrei.com/hinesglobalreit/hgr_corpgov.html. Each committee has four members and is composed entirely of our four independent directors. Currently, Mr. Moody serves as chairman of the Conflicts Committee, Mr. Farley serves as chairman of the Audit Committee, Mr. Shaper serves as chairman of the Compensation Committee and Mr. Mitchell serves as chairman of the Nominating and Corporate Governance Committee.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or Hines;

•	an immediate family member of the director was employed by us or Hines as an executive officer;

•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of a firm that is our or Hines’ internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our or Hines’ audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•	the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of our or Hines’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo, Secretary. Mr. Apollo will deliver all appropriate communications to the Nominating and Corporate Governance Committee of the board of directors, which will, in turn, deliver such communications (together with any recommendations) to the board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements;

•	selects and engages the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our internal controls; and

•	oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that Jack L. Farley is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2010, the Audit Committee held seven meetings.

All of the members of this committee attended each meeting except two meetings which were attended by three of the four members.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2010 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a shareholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our shareholders.

The committee also gives consideration to the diversity of the board of directors in terms of having an appropriate mix of experience, education, skills and independence, the requirements contained in our Charter and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives. Moreover, as required by our Charter, a director other than the Independent Directors, must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of relevant real estate experience.

If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2010, the committee paid no fees to third-parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by shareholders under and in accordance with the provisions of our bylaws. (See “Shareholder Proposals for the 2012 Annual Meeting” below). A shareholder’s notice must set forth specified information as to each person whom the shareholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.

During 2010, the Nominating and Corporate Governance Committee held three meetings. All of the members of this committee attended each meeting except two meetings which were attended by three out of the four members.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and the Advisor. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2010, the Conflicts Committee held seven meetings. All members of the committee attended each meeting except two meetings which were attended by three out of the four members. The Conflicts Committee has reviewed our policies and reports that they are being followed by us and are in the best interests of our shareholders. Please read “Certain Relationships and Related Transactions — Policies and Procedures for Review of Related Party Transactions.” The Conflicts Committee reviewed the material transactions between Hines and its affiliates and the Company, which occurred during 2010. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2010 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews and approves the compensation and benefits for our independent directors. We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. During 2010, the Compensation Committee held two meetings. All members of the committee attended one meeting and three out of the four members attended the other meeting.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of the Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinesrei.com/hinesglobalreit/hgr_corpgov.html. You may also obtain a copy of this code by writing to: Hines Global Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinesrei.com/hinesglobalreit/hgr_corpgov.html within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2010, our Compensation Committee consisted of Messrs. Farley, Mitchell, Moody and Shaper, our four independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of our board of directors in recognition of the differences between the two roles. Mr. Hazen, as our Chief Executive Officer, is responsible for overall management of our business strategy and day-to-day operations, while Mr. Hines, as our Chairman, presides over meetings of our board of directors and provides guidance to Mr. Hazen regarding policies and procedures approved by our board of directors.

Four of the seven members of our board of directors are “independent” within the standards of the NYSE, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is the most effective approach for addressing the risks we face.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our shareholders.

The following table sets forth information regarding compensation of our directors during 2010.

2010 Director Compensation

				Change in Pension
				Value and
				Non-Qualified
	Fees Earned or		Non-Equity	Deferred
	Paid	Option	Incentive Plan	Compensation	All Other	Total
Name	in Cash	Awards	Compensation	Earnings	Compensation	Compensation

Jack L. Farley	$67,000	—	—	—	—	$67,000
Thomas L. Mitchell	$63,500	—	—	—	—	$63,500
John S. Moody	$63,500	—	—	—	—	$63,500
Peter Shaper	$62,500	—	—	—	—	$62,500
Jeffery C. Hines, C. Hastings Johnson and Charles M. Baughn(1)	—	—	—	—	—	—

(1)	Messrs. Hines, Johnson and Baughn, who are employees of Hines, receive no additional compensation for serving as Hines Global directors.

We paid our independent directors an annual fee of $40,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. If a committee meeting was held on the same day as a meeting of the board, each independent director received $1,000 for each committee meeting attended in person on such day subject to a maximum of $2,000 for all committee meetings attended in person. We also paid our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We paid the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of the Conflicts Committee of the board;

•	$6,000 to the Chairperson of the Audit Committee of the board;

•	$3,000 to the Chairperson of the Compensation Committee of the board; and

•	$3,000 to the Chairperson of the Nominating and Corporate Governance Committee of the board.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

EXECUTIVE OFFICERS

Listed below are our executive officers who served during 2010, each of whom has been elected to serve until our 2011 annual meeting of shareholders, or (if longer) until a qualified successor has been duly elected. The business address of each of our executive officers is: c/o Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name	Age	Title

Charles N. Hazen	50	Mr. Hazen joined Hines in 1989. Mr. Hazen serves as President and Chief Executive Officer for us and the general partner of our Advisor and is responsible for overall management of our business strategy and operations in the U.S. and internationally. Mr. Hazen has also been the President of Hines REIT and President of the general partner of the Advisor of Hines REIT since August 2003. He also served as Chief Operating Officer for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 1, 2008 when he became Chief Executive Officer. He has also been a Senior Vice President of the general partner of Hines since July 2000, the President and a member of the management board of the Core Fund and a director of our Dealer Manager since August 2003. During his tenure at Hines he has participated in more than $9 billion of office, retail and industrial investments in the U.S. and internationally including Hines Corporate Properties, a fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.
Sherri W. Schugart	45	Ms. Schugart joined Hines in 1995. Ms. Schugart serves as Chief Financial Officer for us and the general partner of our Advisor. Ms. Schugart has also been the Chief Financial Officer of Hines REIT and the general partner of the Advisor of Hines REIT since August 2003 and the Chief Financial Officer of the Core Fund since July 2004. In these roles, her responsibilities include oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Vice President of the general partner of Hines since October 2007 and has served as a director of our Dealer Manager since August 2003. Prior to holding these positions she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ public and private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting.

Name	Age	Title

Frank R. Apollo	44	Mr. Apollo joined Hines in 1993. Mr. Apollo serves as Senior Vice President — Finance; Treasurer and Secretary for us and the general partner of our Advisor. Mr. Apollo has also been the Senior Vice President — Finance; Treasurer and Secretary for Hines REIT and the general partner of the Advisor of Hines REIT and Senior Vice President — Finance of the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for overseeing portfolio financial management, debt financings, treasury and liquidity management and legal and corporate governance in the U.S. and internationally. He served as Chief Accounting Officer, Treasurer and Secretary for Hines REIT from August 2003 to April 2008 and Chief Accounting Officer of the Core Fund from July 2004 to April 2008. His responsibilities in these positions included accounting, financial reporting, legal and corporate governance in the U.S. and internationally. He has also served as a Vice President of the general partner of Hines since 1999 and as the Vice President, Treasurer, and Secretary of our Dealer Manager since August 2003 and, as a result, is responsible for all financial operations of our Dealer Manager. Prior to holding these positions, Mr. Apollo served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations, the Vice President and Regional Controller for Hines’ European Region and the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.
Edmund A. Donaldson	41	Mr. Donaldson joined Hines in 1994. Mr. Donaldson serves as Chief Investment Officer for us and the general partner of our Advisor. Mr. Donaldson has also been the Chief Investment Officer for Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. In these roles, he is responsible for management of the real estate acquisition program in the U.S. and internationally. He has also served as a Senior Vice President of the general partner of Hines since October 2007 and the Senior Investment Officer and member of the management board of the Core Fund since August 2003. He has been responsible for the acquisition of over $8 billion in assets for various Hines affiliates in the U.S. and internationally. He also has been instrumental in the investment and management of the Hines 1997 U.S. Office Development Fund, L.P., the Hines 1999 U.S. Office Development Fund, L.P. and Hines Suburban Office Venture, L.L.C. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Name	Age	Title

Kevin L. McMeans	46	Mr. McMeans joined Hines in 1992. Mr. McMeans serves as Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also been the Asset Management Officer of Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. He has also served as the Asset Management Officer of the Core Fund since January 2005. In these roles, he will be responsible for overseeing the management of the various investment properties owned by each of the funds in the U.S. and internationally. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the audit department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.
Ryan T. Sims	39	Mr. Sims joined Hines in August 2003. Mr. Sims serves as Chief Accounting Officer for us and the general partner of our Advisor. Mr. Sims has also been the Chief Accounting Officer of Hines REIT, the general partner of the Advisor of Hines REIT and the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for the management, accounting, financial reporting and SEC reporting functions, as well as oversight of the Sarbanes-Oxley compliance program in the U.S. and internationally. He is also responsible for establishing the accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by the Advisor and its affiliates. All of our executive officers are employed by and receive compensation from the Advisor or its affiliates, for all of their services to the Hines organization, including their service as our executive officers. We do not pay any compensation to any of our executive officers. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

Ownership

The following table shows, as of April 1, 2011, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

Common Shares Beneficially Owned(2)
		Number of		Percentage
Name of Beneficial Owner(1)	Position	Common Shares		of Class

Jeffrey C. Hines	Chairman of the Board of Directors	1,111.111			*(3)
C. Hastings Johnson	Director	2,887.814			*
Charles M. Baughn	Director	—		—
Jack L. Farley	Independent Director	—		—
Thomas L. Mitchell	Independent Director	—		—
John S. Moody	Independent Director	—		—
Peter Shaper	Independent Director	—		—
Charles N. Hazen	President and Chief Executive Officer	—		—
Sherri W. Schugart	Chief Financial Officer	—		—
Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	—		—
Edmund A. Donaldson	Chief Investment Officer	2,222.222			*
Kevin L. McMeans	Asset Management Officer	—		—
Ryan T. Sims	Chief Accounting Officer	—		—
Hines Global REIT Investor Limited Partnership				—
Hines Global REIT Associates Limited Partnership(4)		—	(4)	—	(4)

All directors and executive officers as a group		6,221.147			*

*	Amount represents less than 1%

(1)	The address of each person listed is c/o Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of April 1, 2011 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes 1,111.111 common shares owned directly by Hines Global REIT Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT Investor Limited Partnership. Mr. Hines may also be deemed to be the beneficial owner of interests held by Hines Global REIT Associates Limited Partnership.

(4)	Hines Global REIT Associates Limited Partnership owns: (i) 21,111 OP Units in the Operating Partnership and (ii) the Special OP Units. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the Special OP Units is entitled to distributions from the Operating Partnership under certain circumstances. In addition, under our Advisory Agreement, if we are not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units or any other OP Units then held by such entities for cash (or in certain cases, a promissory note) or our shares as determined by the seller.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16 forms that they file with the SEC. To our knowledge, there are no persons who beneficially own more than 10% of a registered class of our equity securities.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that in 2010 our directors and executive officers complied with all filing requirements under Section 16(a), except for Mr. Johnson’s Form 4, dated October 15, 2010, which was not timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by the Advisor in accordance with an Advisory Agreement (the “Advisory Agreement”) between the Advisor, us and the Operating Partnership, the entity through which we conduct our operations. The Advisor is an affiliate of Hines and is wholly-owned, indirectly, by the Chairman of our board of directors, Jeffrey C. Hines and his father, Gerald D. Hines. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of the Advisor and its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of the Advisor and C. Hastings Johnson serves as a Manager of the general partner of the Advisor.

Our executive officers have control and primary responsibility for the management decisions of the Advisor, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of properties we acquire directly. Our Advisory Agreement was renewed as of August 3, 2010 and has a one year term that may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor that remains uncured after 10 days’ written notice;

•	without cause or penalty by us or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

The Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests owned by the Advisor or other affiliates of Hines under certain circumstances.

The following summarizes fees the Advisor earned under the Advisory Agreement during 2010:

•	Under the Advisory Agreement, we reimbursed the Advisor for all costs incurred by the Advisor or its affiliates in connection with our initial public offering up to a limit (when combined with commissions and the Dealer Manager fee paid in connection with the offering) of 15% of aggregate gross proceeds. Such costs consist of, among other costs, expenses of the Company’s organization, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs. We incurred approximately $3.5 million to the Advisor or its affiliates during 2010 as reimbursement for issuer costs it incurred as a result of our initial public offering.

•	Under the Advisory Agreement, we pay the Advisor an acquisition fee in connection with investments we make, equal to 2.0% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments or the principal amounts of any loans originated directly by us, or (ii) when we invest indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by the entity through which we invest. Under the Advisory Agreement, we also reimburse the Advisor for certain acquisition expenses incurred in connection with the purchase of real estate investments. The Advisor earned $10.0 million in acquisition fees during the year ended December 31, 2010, and we reimbursed the Advisor approximately $255,000 related to acquisition expenses incurred in 2010.

•	Under the Advisory Agreement, we pay the Advisor a monthly asset management fee equal to 0.125% of the net equity capital we have invested in real estate investments at the end of each month. The Advisor earned $1.3 million in asset management fees during the year ended December 31, 2010.

•	Under the Advisory Agreement, we pay the Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available to us under any debt financing or our pro rata share of any debt financing obtained or made available to any of our joint ventures. In no event will the debt financing fee be paid more than once in respect of the same debt. The Advisor earned $3.0 million in debt financing fees during the year ended December 31, 2010.

•	Under the Advisory Agreement, we pay the Advisor a disposition fee equal to 1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity. The Advisor did not earn any disposition fees during the year ended December 31, 2010.

•	Likewise, under the Advisory Agreement, we may reimburse the Advisor and its affiliates for certain expenses they incur in connection with administrative and operating services they provide to us. Under our Charter, we may not make reimbursements for administrative and operating expenses during any four consecutive fiscal quarters in excess of the greater of (i) 2.0% of our average invested assets or (ii) 25.0% of our net income. If our reimbursements to the Advisor for administrative and operating expenses exceed this limit, the Advisor will be required to send a written disclosure of such fact to stockholders and may be required to refund such excess. In 2010, these limits were not exceeded.

We also agreed to indemnify the Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or our shares, following: (i) the listing of our common stock on a national securities exchange, or (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.

The Dealer Manager

The Dealer Manager manages our public offering and serves as our dealer manager. The Dealer Manager is an affiliate of Hines and is wholly-owned, indirectly, by Jeffrey C. Hines and his father, Gerald D. Hines. We entered into a dealer manager agreement with the Dealer Manager, which commenced on August 5, 2009.

Under the dealer manager agreement, we pay the Dealer Manager a fee of up to 2.5% of the gross proceeds from our public offering, except for proceeds from our dividend reinvestment plan. Pursuant to the dealer manager agreement, the Dealer Manager, in its sole discretion, may re-allow up to 1.5% of the gross proceeds from our primary offering to broker-dealers participating in the offering as a marketing fee. We may also reimburse the Dealer Manager, which may in turn reimburse the broker-dealers participating in the offering, up to a maximum of 0.5% of the gross proceeds raised in the primary offering for bona fide out of pocket itemized and detailed due diligence expenses. Under the dealer manager agreement, we pay a sales commission of up to 7.5% of gross proceeds for sales of our shares to the public and no commission for sales of shares under our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may re-allow up to 7.0% of gross proceeds as a selling commission to broker-dealers participating in our initial public offering.

During the year ended December 31, 2010:

•	The Dealer Manager earned approximately $9.3 million in dealer manager fees in connection with our public offering, a portion of which the Dealer Manager re-allowed to participating broker-dealers.

•	The Dealer Manager earned approximately $27.3 million in sales commissions in connection with our public offering, a portion of which the Dealer Manager re-allowed to participating broker-dealers.

Hines

Property Management Agreements

Hines or its affiliates manage some of the properties in which we invest. When we acquire properties directly, we expect that we will pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines and his father, Gerald D. Hines.

During the year ended December 31, 2010, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages some of our properties:

•	approximately $211,000 in property management fees and;

•	approximately $482,000, for all costs Hines incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreements.

Other Affiliate Transactions

We receive rent under a lease of parking space with an affiliate of Hines. Under this agreement, during the period from June 22, 2010 (date of the lease inception) through December 31, 2010, we recorded rental revenues of approximately £510,000 ($798,000 based on an exchange rate of $1.57 per GBP using the weighted average exchange rate that was in effect during the period) and recorded a receivable of approximately £226,000 ($350,000 based on the exchange rate of $1.55 per GBP as of December 31, 2010).

Ownership Interests

The Company

We are the sole general partner of the Operating Partnership and owned a 99.9% interest in the Operating Partnership at December 31, 2010. Hines Global REIT Associates Limited Partnership, an affiliate of Jeffrey C. Hines, owned a 0.1% interest in the Operating Partnership at December 31, 2010. An affiliate of Jeffrey C. Hines also owns 1,111.111 shares of our common stock.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, four of our seven directors are independent directors, and each of our independent directors serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest. Please see “Corporate Governance — Conflicts Committee” above.

To reduce the effect on us of potential conflicts of interest described above, the Advisory Agreement and our Charter include a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	We will not accept goods or services from Hines or its affiliates unless a majority of our directors (including a majority of our independent directors) approves the transaction related thereto as fair and reasonable to us and on terms and conditions not less favorable than terms that would be available from unaffiliated third parties.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost to Hines or such affiliate for the property, unless:

•	there is substantial justification for any amount in excess of the cost to Hines;

•	our disinterested directors determine the excess to be reasonable; and

•	appropriate disclosure is made to the disinterested directors with respect to the transaction.

•	The fair market value of any asset we acquire from Hines or one of its affiliates will be determined by an independent expert selected by our independent directors. We generally will not acquire property from Hines or its affiliates at a price that exceeds the appraised value of the property. The only exception will be in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, when the appraised value will be based upon the completed value of the project. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, determines the transaction to be fair and reasonable to us.

•	We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans for property appraised by an independent expert. Any such loans must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties in the same circumstance.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income.

The Conflicts Committee also must review and approve any transaction between us and our affiliates, on the one hand, and any director (including any independent director) or the director’s affiliates or related persons on the other hand. All related party transactions must be approved by a majority of the disinterested members of the board of directors.

PROPOSAL TWO:

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2010 and 2009. Deloitte & Touche reports directly to our Audit Committee.

Audit Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009 are as follows:

Audit Fees:	$709,000 for 2010 and $148,000 for 2009
Audit-Related Fees:	$177,000 for 2010 and $0 for 2009 — These primarily relate to internal control attestation consultations, accounting consultations and other attestation services
Tax Fees:	$0 for 2010 and 2009
All Other Fees:	$0 for 2010 and 2009
Total Fees:	$886,000 for 2010 and $148,000 for 2009

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2010 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Global REIT, Inc.:

We have reviewed Hines Global REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2010 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Global REIT, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Global REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee

Jack L. Farley, Chairman
Thomas L. Mitchell
John S. Moody
Peter Shaper

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2010, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2011. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Our board of directors unanimously recommends a vote FOR ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our shareholders. If our shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our shareholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our shareholders.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2011 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2011 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Shareholder Proposals in the Proxy Statement.  Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for a shareholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2012 annual meeting of shareholders, the proposal must be received at our principal executive offices no later than January 27, 2012.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.  For any proposal that is not submitted for inclusion in our proxy material for the 2012 annual meeting of shareholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a shareholder proposal to be properly submitted for presentation at our 2012 annual meeting of shareholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on January 27, 2012 and ending on February 26, 2012 and must contain information specified in our bylaws, including:

•	the name and address of the proposing shareholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of Company stock owned beneficially and of record by the proposing shareholder (and the beneficial owner, if any);

•	as to each director nominee,

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of Company stock beneficially owned by the nominee;

•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the shareholder proposes to bring before the meeting,

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing shareholder (and the beneficial owner, if any) may have.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo, Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

By Order of the Board of Directors,

FRANK R. APOLLO
Secretary

Houston, Texas
May 2, 2011

REVOCABLE PROXY
HINES GLOBAL REIT, INC.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
August 24, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned, revoking any proxy heretofore given for the Meeting of the Shareholders described below, hereby appoints Jeffrey C. Hines and C. Hastings Johnson, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Hines Global REIT, Inc., to be held on August 24, 2011, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:
          The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF ITEMS 1 and 2. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
             FOLD AND DETACH HERE

HINES GLOBAL REIT, INC. -ANNUAL GENERAL MEETING, AUGUST 24, 2011
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 1-866-804-3323 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at http://www.rtcoproxy.com/hines and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
7669

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HINES GLOBAL REIT, INC.	Annual General Meeting of Shareholders AUGUST 24, 2011

Item 1. Election of Directors.	For ☐	With hold ☐	For All Except ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.
(01) JEFFREY C. HINES, (02) C. HASTINGS JOHNSON,
(03) CHARLES M. BAUGHN, (04) JACK L. FARLEY,
(05) THOMAS L. MITCHELL, (06) JOHN S. MOODY,
(07) PETER SHAPER
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Item 2. Approval of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2011. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	For ☐	Against ☐	Abstain ☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

  IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., August 24, 2011. It is not necessary to return this proxy if you vote by telephone or Internet

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3:00 a.m., August 24, 2011:
1-866-804-3323

Vote by Internet
anytime prior to
3:00 a.m., August 24, 2011 go to
http://www.rtcoproxy.com/hines

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!